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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the__________ day of February, 2000, by and among SWIFT TRANSPORTATION CORPORATION, a Nevada corporation ("Swift"), TRANS-MEX, INC, S.A. de C. V,3 a corporation incorporated under the laws of the Republic of Mexico ("Trans-Mex"), the stockholders of TRANS-MEX, LOURDES VARELA ("Lourdes") and MAGDA VARELA ("Magda") with Lourdes and Magda sometimes hereinafter collectively referred to as the "Shareholders"), as well as the husbands of the Shareholders, JOSE VARELA WALSH ("Jose") and ESTEBAN'VARELA WALSH ("Esteban"), with Jose and Esteban sometimes hereinafter collectively referred to as "Husbands").

                                   WITNESSETH:

         WHEREAS, Trans-Mex is engaged in the business of a truckload carrier within the Republic of Mexico, and transports goods within points in Mexico to the United States border and from the United States border to points in Mexico (the "Business"); and

         WHEREAS, Trans-Mex and its Affiliates are currently doing five million ($5,000.000.00), Dollars (US), annually, more or less, in Business, all of which shall be serviced from the Closing hereof by Trans-Mex, as soon as possible; and

         WHEREAS, Swift is a truckload carrier within North America, and, as part of its business, transports goods to and from the U.S.-Mexican Border; and

         WHEREAS, Trans-Mex, Shareholders, Husbands, and Swift wish to develop the Business in accordance with the plans prepared for the Laredo Terminal and to be prepared and approved by the parties for other locations in order to maximize the profits of Trans-Mex, as such may change from time to time.

         WHEREAS, the parties to this Agreement wish to enter into a transaction whereby Swift will initially acquire a forty-nine percent (49%) ownership interest in Trans-Mex with the right and obligation to acquire the remaining fifty-one percent (51%) interest, provided that Mexican law ultimately so permits, in exchange for Swift providing certain financial accommodations to Trans-Mex, the Stockholders and their Husbands; as more particularly described in this Agreement

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, Ten Dollars ($10.00) paid in hand and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows: .

         1. TRANSFER AND ASSUMPTION OF CERTAIN ASSETS AND LIABILITIES. All of the tractors owned by Trans-Mex (except for the one truck set forth on Schedule 1 attached hereto) shall be sold to the Shareholders for 1,559,000 Pesos, and the sales price shall be evidenced by a promissory note executed by the Shareholders in favor of Trans-Mex in a form identical to Exhibit "A" attached hereto. All of the cash and accounts receivable of Trans-Mex, shall be sold to an Affiliate controlled by the Shareholders or their Husbands and such transferee

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shall assume all of the existing liabilities of Trans-Mex as of the date of the
Closing (the "Existing Liabilities"). Except as specifically set forth above, all other tangible persona) property owned by Trans-Mex, such as furniture, equipment, office supplies, etc. shall remain in Trans-Mex. The Shareholders and Husbands shall indemnify, defend and hold Trans-Mex and Swift harmless from all such Existing Liabilities, of whatever nature, whether known or unknown, fixed or contingent, if any third party asserts or prosecutes a claim against Trans-Mex or Swift arising from any such Existing Liabilities subsequent to the Closing.

         2.       STOCK PURCHASE.

                  2.1 INITIAL ACQUISITION OF STOCK. In consideration of the U.S. currency equivalent of 1,498,000 Mexican Pesos paid to Trans-Mex as a capital contribution, as well as the other financial consideration in the form of lease guarantees and operating loans which Swift shall provide to Trans-Mex in the future, the Shareholders shall cause Trans-Mex to issue 2,996 shares of voting common stock to Swift with a par value of Five Hundred Pesos per share (the "New Shares") such that after such issuance, Swift shall own forty-nine percent (49%) of all classes of stock of Trans-Mex, with Shareholders to retain a fifty-one percent (51%) stock ownership in Trans-Mex (the "Remaining Stock").

                  2.2      SUBSEQUENT STOCK ACQUISITION.

                           (a)      No additional stock in Trans-Mex shall be
issued by Trans-Mex to any Person and Shareholders shall not sell, transfer, pledge, hypothecate or otherwise dispose of the Remaining Stock except as provided for hereunder.

                           (b)      It is the intention of Swift to acquire the
Remaining Stock pursuant to the provisions of Transitory Article 6 of the Mexican Foreign Investment Law (the "Foreign Investment Law") on the dates hereinafter set forth. The consideration to be paid to the Shareholders for such Remaining Stock shall be based upon the "Trailing Twelve Months Earnings Per Share" of Trans-Mex as of the calendar month ending prior to the month in which a "Triggering Event" (as defined below) occurs, multiplied by 10.4 (the. "Multiple"). The term "Trailing Twelve Months Earnings Per Share" shall mean, for any period, the earnings of Trans-Mex based on GAAP, (i) prior to payment of all interest, taxes, depreciation, amortization and the Administrative Facilities Deduction ("AFD") granted by the Mexican government for the benefit of transportation companies divided by the total number of issued and outstanding shares of Trans-Mex at the end of such period. Notwithstanding the foregoing, Trailing Twelve Months Earnings Per Share shall be calculated after
(ii) payment of all lease payments on leased rolling stock, and (iii) in the event any rolling stock is purchased rather than leased, any depreciation deductions and all interest payments made with respect to such purchased rolling stock up to, but not exceeding, on an aggregate basis, the amount which would have been deducted from earnings had said rolling stock been leased over forty-eight (48) months. If any purchased truck is held for more than forty-eight (48) months, then the deduction against earnings shall be equal to the monthly charge that Trans-Mex should have paid had it leased the truck.

                           (c)      The first Triggering Event shall be the
first day of the month following the first anniversary of the date this Agreement is executed, for the acquisition by Swift of

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an additional 2% of the Remaining Stock, and the second Triggering Event shall be the-first day of the month following the fourth anniversary of the date this Agreement is executed, for the acquisition by Swift of the balance of the Remaining Stock. Notwithstanding the foregoing, in the event of any change in the effective date(s) under the Foreign Investment Law which postpones the date(s) by which a U.S. corporation may own more than forty nine percent (49%) of a Mexican corporation and/or acquire sole ownership of a Mexican corporation, then such later dates shall constitute the Triggering Events, if later than the dates for the Triggering Events set forth above. If for any reason, the Mexican Government prohibits Swift's acquisition of the Remaining Stock irrespective of Swift's right to be grandfathered under the current Foreign Investment Law, Swift shall not be obligated to acquire the Remaining Stock. In such event, this Agreement shall remain in full force and effect, except for the provisions hereof with respect to the transfer of Trans-Mex and Swift stocks subsequent to Closing.

                           (d)      At each Triggering Event, the Trailing
Twelve Months Earnings Per Share of Trans-Mex shall be calculated through the end of the calendar month immediately preceding the calendar month in which the Triggering Event occurs. For example, if the first Triggering Event actually occurs on March 15,2001, then the Trailing Twelve Months Earnings Per Shares shall be calculated for the twelve-month period ending February 28,2001. After the Trailing Twelve Months Period Per Share at each Triggering Event is determined, the Multiple shall be multiplied by the Trailing Twelve Months Earnings Per Share in order to determine the purchase price per share that Swift shall pay for the Remaining Stock to be acquired at each such Triggering Event (the "Remaining Stock Purchase Price"). The financial records of Trans-Mex are kept in Mexican pesos. For purposes of determining the Trailing Twelve Month Earnings Per Share, the earnings for any such twelve month period shall be converted to U.S. Dollars at the end of each calendar quarter in accordance with the official exchange rate published by the "Banco de Mexico" as of the last day of the last month included within said calendar quarter. In the event that a Triggering Event does not occur in the first month of a calendar quarter, then the earnings for any month that is outside of a full calendar quarter shall be converted to U.S. Dollars at the end of any such month. For example, it the first Triggering Event is March 2,2001, then the earnings of Trans-Mex for the months of March 2000, January 2001, and February 2001 shall be converted to U.S. Dollars at the end of each of those months, and the earnings of Trans-Mex for the second, third and fourth calendar quarters of 2000 shall be converted to U.S. Dollars at the end of each such calendar quarter.

                           (e)      The Shareholders agree to accept stock in
Swift's publicly traded Parent which trades under the symbol SWFT on the NASDAQ (the "Swift Stock") in satisfaction of the Remaining Stock Purchase Price at each Triggering Event and Swift and its Parent agree to cause such Swift Stock to be transferred to the Shareholders as the consideration for the Remaining Stock to be acquired at each Triggering Event. The value of the Swift Stock to be exchanged for the Remaining Stock at each Triggering Event, as and when such Remaining Stock is transferable to Swift under provisions of the Foreign Investment Law, shall equal the average closing price of Swift Stock for the five (5) business days immediately preceding the day of each Triggering Event, as such closing prices are reported in the Wall Street Journal. The formula for exchange of the Remaining Stock for Trans-Mex stock shall be calculated as reflected on Schedule 2.2 attached hereto. The number of shares of Swift Stock to be "exchanged" shall be determined to the closest dollar value of a single share of said stock. The Swift Stock to be exchanged shall be unrestricted, registered voting

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Common stock, and if Swift does not have any registered voting stock available at the time of the Closing subsequent to each Triggering Event, it shall cause such stock to be registered with the Securities and Exchange Commission (or pursuant to any applicable State Blue Sky law) as may be required under applicable federal or state securities laws. Swift shall cause such registration to occur, at its sole cost and expense within ninety (90) days after the second Triggering Event, or at such time as Swift engages its next registration of stock, if earlier. Sixty (60) days prior to a Triggering Event, Swift shall notify Shareholders whether it has said registered voting stock or whether registration is required. If registration is not required, Swift shall provide an opinion from its securities counsel that the Swift Stock is fully registered and marketable at the time such shares are delivered to Shareholders. If registration is required, once registration has been effected pursuant to this
Section 2.2(e), Swift shall provide an opinion from its securities counsel that the Swift Stock is fully registered and marketable.

                           (f)      Notwithstanding the provisions of Section
2.2(e) above, the Shareholders acknowledge that depending upon the amount of Swift Stock which they ultimately receive and the positions of the Husbands with Swift at the time, such Swift Stock, if traded, may be subject to certain volume limitations in accordance with applicable federal securities laws.

                           (g)      At such time that the Foreign Investment Law
authorizes Swift to acquire such Remaining Stock, Swift's legal counsel and Trans-Mex's legal counsel shall agree upon a methodology to structure the acquisition of such Remaining Stock in order to minimize any adverse tax consequences to the parties hereto.. The parties, including Parent, acknowledge and direct that anyone interpreting this Agreement shall deem that Parent has received fair and adequate consideration for the transfer of Swift Stock to Shareholders by virtue of its subsidiary, Swift, acquiring the Remaining Stock in Trans-Mex.

         3. CLOSING. The consummation of the initial acquisition of Trans-Mex Stock contemplated under this Agreement (the "Closing") shall take place at the offices of Lane & Ehrlich, Ltd., 4001 North Third Street, Suite 400, Phoenix, Arizona 85012 at 10:00 am, local time, on February_______, 2000 (or such other date, time and place as the parties may mutually agree upon). The subsequent acquisition by Swift of the Remaining Stock shall occur as soon thereafter as practical following each Triggering Event.

         4.       ADDITIONAL AGREEMENTS

                  4.1 EXPENSES. Except as otherwise provided herein, all expenses incurred by Swift in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Swift. Except as otherwise provided herein, all expenses incurred by Trans-Mex or Shareholders in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Trans-Mex, prior to the Closing.

                  4.2 ACCESS AND INSPECTION. Upon reasonable advance notice by Swift, Trans-Mex and the Shareholders shall provide Swift, its agents and representatives, complete access at all reasonable times during ordinary business hours from and after the date hereof until the Closing to

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the books and records (including, but not limited to the corporate minute book), property and personnel of Trans-Mex for the purpose of making such investigation as Swift may reasonably desire, and the Shareholders and Trans-Mex shall furnish such information concerning Trans-Mex and its Business as Swift may reasonably request. The Shareholders and Trans-Mex shall assist Swift in making such investigation and shall cause their counsel, accountants, consultants and other non-employee representatives as well as the employees of Trans-Mex to be reasonably available for such purposes. Except as specifically provided for under this Agreement, no investigation made by Swift in connection with the acquisition of its interest in Trans-Mex shall limit or affect the -representations, warranties, covenants and indemnities of the Shareholders and Trans-Mex.

                  4.3 RESTRICTIONS UPON TRANSFER. In order to induce each other to enter into this Agreement, Swift, Trans-Mex and the Shareholders covenant and agree that until Swift has acquired all of the outstanding stock in Trans-Mex, no shareholder in Trans-Mex may sell, transfer, pledge, hypothecate, or otherwise dispose of its stock in Trans-Mex, provided, however, that Swift may transfer its stock in Trans-Mex to a subsidiary wholly owned by Swift on the conditions that (i) Swift and Parent remain jointly and severally obligated hereunder, (ii) the transfer is subject to the terms and conditions hereof and
(iii) said subsidiary acknowledges in writing it assumes and is jointly and severally liable with Swift and Parent for the performance of the terms hereof.

                  4.4 POST-CLOSING MANAGEMENT OF TRANS-MEX. Subsequent to the Closing, Jose and Esteban shall continue to run Trans-Mex on a daily basis, either individually, or through Trans- Mex, Inc., an Arizona corporation (depending upon the advice of Mexican legal counsel, in order to achieve the most advantageous tax benefits), however, until Swift has acquired 51% of the outstanding stock in Trans-Mex, Swift shall be consulted and shall have the right to approve all Major Decisions (as set forth below), irrespective of the fact that Swift shall initially only own a forty-nine percent (49%) ownership interest in Trans-Mex. At such times as Shareholders are in a minority position, Jose and Esteban shall continue to run Trans-Mex on a daily basis until such time as Shareholders' stock is fully acquired by Swift. The Charter or By-Laws of Trans-Mex (or the equivalent under Mexican law) shall be amended by Mexican legal counsel to provide that the affirmative vote of fifty-two percent (52%) of the outstanding voting stock in Trans-Mex shall be required for all Major Decisions until such time as Swift has acquired fifty-one percent (51%) of the Trans-Mex stock at which point the affirmative vote of only fifty-one percent (51%) of the Trans-Mex stock shall be required for Major Decisions. Designated representatives of Swift, together with Jose and Esteban, shall confer on a regular basis as to the operation of Trans-Mex. Jose and Esteban, as well as two designated representatives from Swift, shall constitute the Board of Directors (or equivalent under Mexican law) of Trans-Mex until all Remaining Stock is acquired by Swift. The following shall constitute Major Decisions:

                  A. Approval of Cash Flow Statement, Income Statement, and Balance Sheet for Nuevo Laredo, Nogales, Otay Mesa, Mexicali and other major ports of entry serviced, and to be serviced by Trans-Mex with five year projections shall be prepared by Trans-Mex and be subject to the approval of Swift. The five year projections will be supplemented by annual projections for each of the Terminals and be subject to the approval of Swift.

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                  B.       The execution of any contract with, customers,
                           vendors or service providers, of Trans-Mex;

                  C. The establishment of any tariffs or rates for the transportation of goods;

                  D. Any single capital expenditure in excess of Ten Thousand United States Dollars ($10,000) or the equivalent amount in Mexican Pesos, or capital expenditures in excess of Fifteen Thousand United States Dollars ($15,000) or the equivalent amount in Mexican Pesos, in the aggregate, during any month of operation;

                  E.       The purchase or any lease of any rolling stock;

                  F. The sale, purchase, lease or transfer of any equipment or any other capital asset with a value in excess of Ten Thousand ($10,000) United States Dollars (or the equivalent amount in Mexican Pesos);

                  G. The issuance of any additional capital stock in Trans-Mex (except as specifically contemplated herein);

                  H. The hiring of any employee or contractor who is to receive monthly compensation equal to or exceeding Three Thousand ($3,000) United States Dollars (or the equivalent amount in Mexican Pesos);

                  I. Any distributions or dividends made to the shareholders of Trans-Mex, except as specifically provided for under this Agreement;

                  J. Any increase in compensation or benefits to be paid to Jose or Esteban or the Shareholders beyond what is specifically provided for under Section 4.7 below;

                  K. Any increase in compensation, or benefits to be paid to any employee or contractor receiving monthly compensation equal to or exceeding Three Thousand United States Dollars ($3,000) or the equivalent amount in Mexican Pesos;

                  L.       The lease or purchase of any real property, and

                  M. Any transaction which has a material impact on the Business.

                  4.5 GUARANTEE OF LEASE OR FINANCING. Trans-Mex intends to lease tractors from Mercedes Benz Credit Corporation. As part of the financial consideration to be provided by Swift hereunder, Swift agrees to guarantee such leases. In the event that Trans-Mex elects to purchase rolling stock, Swift agrees to guarantee the financing of such rolling stock as may be requested by the equipment lender. In the event of any default by Trans-Mex in connection with the lease or financing of any rolling stock, Trans-Mex agrees to convey any interest which it has in such rolling stock to Swift at no cost to Swift.

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                  4.6      OPERATING LOANS. The parties recognize that Trans-Mex
will require operating funds in order to achieve the goal of the parties that Terminal facilities are established at all of the major U.S./Mexican border crossings, and certain key interior Mexican locations in order to facilitate the transportation of cargo by Trans-Mex to and from the U.S./Mexican border. In order to facilitate this growth, Swift agrees to provide an operating line of credit to Trans-Mex of up to Six Thousand ($6,000) U.S. Dollars multiplied by the number of tractors that Trans-Mex operates in its fleet at any time (the "Operating Line"). Said Operating Line may be drawn upon by Trans-Mex on an as needed basis. The interest rate to be paid by Trans-Mex on such Operating Line shall be equal to the prime rate of interest charged by Wells Fargo Bank, N.A.
as may change from time to time (the "Prime Rate"). The interest on the Operating Line shall be payable monthly. The Operating Line shall be documented by a revolving line of credit promissory note. Swift shall not be obligated to loan any additional funds to Trans-Mex but may agree to do so in the future.

                  4.7 EMPLOYMENT OF JOSE AND ESTEBAN. Jose and Esteban have the right to manage the daily operations of Trans-Mex until fully marketable, registered voting shares of Swift Stock are delivered to Shareholders for the Remaining Stock. Jose and Esteban shall not provide services for any competing trucking company, nor will they solicit customers of Trans-Mex except on behalf of Trans-Mex, Jose and Esteban further agree to devote their full time and attention to the business of Trans-Mex. Notwithstanding the foregoing, Jose and Esteban may continue to operate Trans-Mex Customs House Brokers, Inc., Processadora de Frutasy Legumbres, S.A. de C.V., Varco, Inc. and Trans-Mex, Inc., provided, however, that the operation and management of these businesses will not interfere with, or detract from, their services to and management of Trans-Mex. For such services, Jose and Esteban will each receive compensation from Trans-Mex in the amount of Seven Thousand Five Hundred Dollars ($7,500.00) per month, which amount shall be either paid to them directly as independent contractors or via a monthly management fee of Fifteen Thousand Dollars ($15,000,00) paid to Trans-Mex, Inc. In addition, Jose and Esteban shall each be paid two percent (2%) of the annual profit of Trans-Mex as a bonus (either individually or through Trans-Mex Inc.). All such compensation shall be taken into consideration when computing the earnings of Trans-Mex pursuant to Section
2.2 above. Upon Swift's acquisition of the Remaining Stock, the parties shall renegotiate the compensation of Jose and Esteban.

                  4.8 EMPLOYEES OF TRANS-MEX. Trans-Mex shall only employ Mexican citizens. Trans-Mex shall not employ the Shareholders. Any individuals who are American citizens who perform services for the benefit of Trans-Mex shall either be paid as independent contractors or employees of Trans-Mex, Inc. In the event that Trans-Mex, Inc. employs such individuals, the salaries of such individuals, as well as the cost of providing benefits to these individuals, shall be paid by Trans-Mex to Trans-Mex, Inc. in the form of an additional management fee.

                  4.9 LEASE OF FACILITIES. Trans-Mex shall initially concentrate its operations in Nuevo Laredo and eventually move westward along the border. Trans-Mex shall initially lease the facility located at Carretera Aeropuerto Piedras Negras K.M. 1.570 in Nuevo Laredo, Tamulipas. As Trans-Mex expands westward, it is contemplated that it will lease facilities currently owned or subsequently acquired by Varco, Inc., or by Jose and Esteban, located in Nogales, Arizona, Otay, California, or within the Republic of Mexico, at their fair market rental value. In the event that Swift operates a facility in the United States north of any border point from which Trans-Mex operates,

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rather than leasing any, facility from any other Person, Trans-Mex shall sublet space from Swift's facility at fair market rental value.

                  4.10 SERVICES PROVIDED BY SWIFT. In the event that Swift provides any management, administrative or operational services to Trans-Mex, it shall receive a fair market fee for such services. Swift shall provide a description of any services which it contemplates providing to Trans-Mex and an estimate of the fees for such services.

                  4.11 ALLOCATION AND DISTRIBUTION OF PROFITS. The AFD shall be allocated and distributed periodically to Swift and the Shareholders in accordance with their respective percentage of stock ownership in Trans-Mex, as such may change from time to time, in order to avoid such amount being taxed under Mexican fiscal law or regulations. In the event Mexican fiscal law changes and reduces or eliminates the APD, distributions shall be made to the Shareholders and Swift in accordance with their respective percentage of stock ownership, as such may change from time to time, under then applicable Mexican law and regulations. Such distributions shall be equal to ten percent (10%) of the revenues of Trans-Mex (less any reduced AFD, if any, which is distributed), provided, however, that any such distributions during a fiscal year shall not exceed the after-tax profit of Trans-Mex for such year. Profits which are in excess of the AFD or said alternative distribution shall be retained in Trans-Mex in order to finance future growth. The Shareholders and Swift may make additional capital contributions to Trans-Mex, proportionate with their respective percentage ownership of stock in the Company from time to time, in order to finance the growth of Trans-Mex, in such amounts as they may unanimously agree upon

                  4.12 EXCLUSIVE RELATIONSHIP. Until such time as Swift or its wholly owned subsidiary has acquired all of the Remaining Stock, Swift agrees not to enter into any other relationship with any other Mexican trucking company without the consent of the Shareholders, which consent, shall not be unreasonably withheld. The Shareholders, Jose and Esteban, Trans-Mex, Inc., as well as their respective Affiliates, agree not to enter into any relationship with any North American trucking company, other than with Swift, without Swift's consent.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS AND TRANS-MEX

         At all times prior to and through the Closing, the Shareholders and Trans-Mex shall promptly provide Swift with written notification of any event, occurrence or other information of any kind of which Shareholders or Trans-Mex has knowledge, which causes any representation or warranty made in this Agreement by Shareholders or Trans-Mex or any information contained in the Disclosure Memorandum to be substantially inaccurate or substantially misleading,

         To induce Swift to enter into and perform this Agreement, the Shareholders and Trans-Mex represent and warrant to Swift that, except as otherwise disclosed in the Disclosure Memorandum delivered herewith and signed by Shareholders and Trans-Mex (the "Disclosure Memorandum"), each of the following statements is true and correct as of this date.

                  5.1      ORGANIZATION, AUTHORITY AND QUALIFICATION.

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                           (a)      Trans-Mex is a corporation duly organized
and validly existing under the Laws of the Republic of Mexico, with its principal place of business located at Nogales, Sonora, and with terminals located at Nuevo Laredo, Monterrey, Hermosillo and Tijuana. Trans-Mex has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is presently conducted and such properties are owned or leased, Trans-Mex is duly qualified to do business and is in good standing in all jurisdictions where the failure to quality would result in any material adverse effect on Trans-Mex, Shareholders have delivered the Disclosure Memorandum to Swift with true, correct and complete copies of the articles of incorporation and bylaws (or equivalent documents under Mexican law) of Trans-Mex, as amended to date. The Shareholders have delivered the Disclosure Memorandum to Swift with correct and complete copies of: (i) the minutes and other similar records of meetings of the stockholders of Trans-Mex, as well as its directors and administrators, and (ii) its share transfer records, which reflect all issuances, transfers and redemptions of shares of Trans-Mex stock since toe date of its incorporation. All of the above shall be delivered to Swift in the form of a copy of the minute book of Trans-Mex, which shall include copies of the articles of incorporation and bylaws, as well as all amendments thereto, the corporate stock transfer records, and all corporate minutes.

                           (b)      Trans-Mex has the full right, power, and
authority to execute and deliver this Agreement and to perform and comply with this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholders and Trans-Mex and constitute the valid and legally binding obligations of each, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

                  5.2      OWNERSHIP OF SHARES; SUBSIDIARIES.

                           (a)      Trans-Mex has a total authorized share
capital of 3,118 shares of common stock, with a par value of Five Hundred pesos per share, all of which common shares are issued and outstanding and owned of record and beneficially by the Shareholders. Additionally, Trans-Mex is authorized and able to issue an additional 2,996 common shares to Swift, with a par value of Five Hundred pesos each, which shares, when issued, shall equal a forty-nine percent (49%) interest in Trans-Mex (the "New Shares"). All shares are duly authorized, and all shares that are outstanding have been validly issued, fully paid and non-assessable and were authorized, offered, issued and sold without violation of any applicable securities and other Laws, including, but not limited to the Foreign Investment Law. The New Shares, when issued, shall be recorded in the stock ledger of Trans-Mex. The Articles of Incorporation or charter of Trans-Mex do not provide for preemptive rights in favor of any Person. There are no outstanding securities convertible into the share capital or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the share capital of Trans-Mex. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the share capital of Trans-Mex. Trans-Mex is not subject to any obligation to repurchase or otherwise acquire or retire any of its share capital, and Trans-Mex has no liability for dividends declared or accrued, but unpaid, with respect to its share capital.

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                           (b)      Trans-Mex does not own and has no interest,
direct or indirect, or any commitment to purchase or otherwise acquire any share capital or other equity interest, direct or indirect, in any other Person.

                           (c)      The Shareholders, as the owners of all of
the currently outstanding capita] shares of Trans-Mex, own such stock, free and clear of any and all Liens of any kind whatsoever. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which Shareholders or Trans-Mex are or may become obligated to sell, transfer or assign any of their stock in Trans-Mex.

                  5.3      CAPACITY; INCONSISTENT OBLIGATIONS.

                           (a)      The Shareholders have the full right, power
and authority to execute, deliver, and perform and comply with, this Agreement. This Agreement has been duly and validly executed and delivered by Shareholders and Trans-Mex and constitute the valid and legally binding obligations of both, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

                           (b)      Neither the execution and delivery of this
Agreement, nor the consummation of the transactions contemplated herein or therein will, including, but not limited to the issuance of the New Shares, (i) result in a violation of the articles of incorporation, charter or bylaws of Trans-Mex or any Law or Order binding on the Shareholders or Trans-Mex, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which, with respect to clauses (i) and (ii), either Trans-Mex or Shareholders are a party or by which either of them or any of their respective assets and properties, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the capital stock of Trans-Mex's assets or properties, (x) the acceleration or creation of any obligation of Trans-Mex, (y) the forfeiture of any material right or privilege of Trans-Mex, or (z) the forfeiture of any material right or privilege of the Shareholders which may affect their ability to perform under this Agreement.

                  5.4 CONSENTS. The execution and delivery by Shareholders and Trans-Mex of this Agreement, the consummation by Shareholder of the transactions contemplated herein and therein, and the performance by Shareholders and Trans-Mex hereunder and thereunder does not require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than what has already been obtained, provided, however, that the full effectuation hereof shall require certain future filings with the Secretaria de Comunicaciones y Transporte in Mexico in order to obtain permits required for licensing and operating of trucks in Mexico as contemplated by this Agreement.

                  5.5 NO VIOLATION. COMPLIANCE WITH LAWS. Trans-Mex is not in default under or in violation of (a) its articles of incorporation, charter or bylaws or (b) to any Law or Order, The operations of Trans-Mex have been conducted in all material respects in accordance with all applicable Laws, except for violations that have been cured or rectified Neither Trans-Mex nor

Shareholders have received any notification of any asserted past or present failure by Trans-Mex to comply with any applicable Law, which failure has not been cured or rectified.

                  5.6 POSSESSION OF FRANCHISES. LICENSES, ETC. Trans-Mex possesses all franchises, certificates, licenses, permits and other authorizations from all applicable Governments that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of the Business, and Trans-Mex is not in violation thereof in any material respect except that with respect.

                  5.7 FINANCIAL STATEMENTS, BOOKS AND RECORDS. Prior to the date hereof, Trans-Mex has delivered or made available to Swift for examination copies of (i) its financial statements (collectively, the "Financial Statements") for its fiscal year ended December 31,1998. The Financial Statements are true and correct in all material respects, have been prepared in accordance with GAAP and Mexican fiscal policy and present fairly the cash basis financial condition of Trans-Mex as of the respective dates thereof and the results of its operations and cash flows for the periods then ended, and are consistent with the books and records, which are true, correct and complete in all material respects. Subsequent to the Closing, Swift or its representatives, shall have full access to inspect and audit the books and records of Trans-Mex. The originals of such books and records shall be maintained in Nogales, Sonora, with duplicate copies maintained in Nogales, Arizona at a location mutually agreed upon by Swift and the Shareholders. Trans-Mex shall make all changes reasonably requested by any of Swift's auditors to the financial statements of Trans-Mex. The cost of such audit shall be borne by Trans-Mex. Such audits shall be conducted periodically as determined by Swift based upon its SEC reporting requirement

                  5.8 PERSONAL PROPERTY. All of the machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by Trans-Mex and which are material to its operations are in good condition and repair, subject to ordinary wear and tear.

                  5.9 INSURANCE. Trans-Mex has obtained and maintains insurance policies to insure its assets, properties and Business, copies of which have been made available to Swift for its review. All premiums due on such policies have been paid, and Trans-Mex has not received any notice of cancellation with respect thereto. Provided, however, that Trans-Mex obtains cargo insurance on only selected loads on a case by case basis with an appropriate increase in the transportation cost.

                  5.10 LITIGATION: CONTINGENCIES. There are no Actions pending on Shareholders or threatened against Trans-Mex which could have an adverse effect on the operation of its Business after the Closing or prevent or impede the transactions contemplated by this Agreement. There are no unsatisfied judgments against Trans-Mex to which its assets and properties are subject.

                  5.11 TAXES. Trans-Mex has duly and timely filed all federal, state, municipal and local .returns for Taxes (including returns for estimated Taxes); and the Taxes shown as due and owing on all returns for taxes and all assessments for Taxes received by Trans-Mex from any Government have been paid to the extent that such Taxes are due. All Taxes imposed on Trans-Mex by any Government and all deposits in connection therewith required by applicable Law, and all interest and penalties thereon, which are due and payable by Trans-Mex for all periods through the date hereof and the Closing have been paid in full. Trans-Mex has not received written notice of any pending Action against it by a Government in writing claiming Trans-Mex is delinquent in the payment of any Taxes or notifying Trans-Mex of a tax audit for any tax year for which the applicable statute of limitations has not expired, and no tax audits are currently pending.

                  5.12     EMPLOYMENT AND LABOR MATTERS.

                           (a)      No employee, of Trans-Mex has notified
Shareholder in writing of his/her intention to discontinue employment with Trans-Mex after the Closing.

                           (b)      Trans-Mex is not a party to any agreement of
any kind which establishes wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. It is anticipated that Trans-Mex will join a "Sindicato Blanco" for the Nuevo Laredo region only in order to preclude adverse union organization by its employees. There are no controversies pending or threatened, between Trans-Mex and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and to Shareholders' knowledge, there has been no overt attempt by any union, labor organization or employee group to organize any of the employees of Trans-Mex. Trans-Mex has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

                           (c)      Trans-Mex does not presently have, and will
not have as of the Closing, any liability for unpaid employee bonuses with respect to the current fiscal year and all prior years.

                           (d)      Neither the Shareholders nor the Husbands
are employees of Trans-Mex nor are they or any other employee of Trans-Mex entitled to any compensation from the company pursuant to contract or applicable Mexican law to any compensation, severance pay or other benefits as a result of having been formerly employed by Trans-Mex.

                  5.13 ENVIRONMENTAL MATTERS. Trans-Mex holds all Environmental Permits, necessary for conducting its business and operations as presently conducted and operated, and has collected and is presently conducting, its business and operations in substantial compliance in all material respects with all applicable Environmental Laws, and Environmental Permits. All Hazardous Materials and Solid Waste, on, in or under any property owned or leased by Trans-Mex, have been removed and disposed of, as required by Law. There are no pending or threatened Actions or Orders against Trans-Mex relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor is Trans-Mex subject to any Liability for any such past or ongoing violation.

                  5.14 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Trans-Mex nor any officer, employee or agent of Trans-Mex, nor any other person acting on behalf of Trans-Mex, has, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Business (or assist Trans-Mex in connection with any actual or proposed transaction) which violated any Law.

                  5.15 FULL DISCLOSURE. No representation or warranty by the Shareholders or Trans-Mex contained in this Agreement or in the Disclosure Memorandum contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading. The information contained in the Disclosure Memorandum shall be deemed to be part of and qualify all provisions of this Agreement. All documents, files, and materials delivered to Swift regarding the Business are true and correct in all material respects.

         6. REPRESENTATIONS AND WARRANTIES OF SWIFT. As an inducement to Trans-Mex and the Shareholders to enter into and perform this Agreement, Swift hereby represents and warrants as follows:

                  6.1      ORGANIZATION AUTHORITY QUALIFICATION.

                           (a)      Swift and Parent are corporations and are
duly organized and validly existing under the Laws of the State of Nevada, with their principal place of business located in Phoenix, Maricopa County, Arizona. Swift and Parent, and all of their respective subsidiaries, have full corporate power and authority and are entitled to own or lease their respective properties and to carry on their businesses as and in all places where such business is presently conducted and such properties are owned or leased. Swift and Parent, as well as all of their subsidiaries, are duly qualified to do business and are in good standing in all jurisdictions where the failure to qualify would result in any material adverse effect on them.

                           (b)      Swift and Parent have the full right, power,
and authority to execute and deliver this Agreement, and to perform and comply with this Agreement. This Agreement has been duly and validly executed and delivered by and constitute the valid and legally binding obligations of Swift or Parent, subject to general equity principals, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

                  6.2 NO INCONSISTENT AGREEMENTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein or therein will (i) result in a violation of the Articles of Incorporation, charter or bylaws of Swift or Parent or any Law or Order binding on Swift or Parent, or (ii) result in a breach of, conflict with, or default under any term or provision of any indenture, note, mortgage, bond, commitment to which, with respect to clauses (i) and (ii), Swift or Parent is a party.

                  6.3 CONSENTS. The execution and delivery by Swift and Parent of this Agreement and the Other Agreements and the performance by Swift and Parent hereunder and thereunder will not require the consent, approval or action of, or any filing with, or notice to any Government or other Person.

                  6.4 FULL DISCLOSURE. No representation, warranty or undertaking by Swift or Parent contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements herein not materially misleading.

                  6.5 FINANCIAL ASSISTANCE. Swift shall provide the capital contribution called for under Section 2.1, as well as the financial guarantees and operating loans as called for under Sections 4.5 and 4.6 above.

                  6.6 TRANS-MEX STOCK. Except as otherwise permitted hereunder, Swift shall cause no additional stock in Trans-Mex to be authorized or issued by Trans-Mex to any Person and Swift shall not sell, assign, pledge, hypothecate or otherwise dispose f any stock in Trans-Mex until (i) Swift has acquired all Remaining Stock, and (ii) Shareholder have received all fully marketable, registered, voting common shares of Swift Stock to which they are entitled under this Agreement.

         7.       CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

         Shareholders and Trans-Mex, jointly and severally, covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Swift, between the date hereof and the date of the Closing:

                  7.1 BUSINESS IN THE ORDINARY COURSE. The Business shall be conducted only in the ordinary and usual course and consistent with prior practices. Without limiting the generality of the foregoing:

                           (a)      Trans-Mex shall not enter into any material
contracts, agreements or other arrangements in connection with its Business other than those (i) entered into in the ordinary course of the Business of Trans-Mex at prices and on terms consistent with the prior operating practices of Trans-Mex, of (ii) which do not obligate Trans-Mex to provide goods or services to any customer or third party for a period in excess of twelve (12) months (unless terminable upon thirty (30) days notice or less) or do not involve the payment of an amount in excess of $25,000.

                           (b)      Except for the transfer of the rolling
stock, cash and receivables, Trans-Mex shall not sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of, any of its assets or property, except that which is obsolete or not necessary for the Business;

                           (c)      Trans-Mex shall use reasonable efforts to
maintain, preserve and protect all of its assets and property in good condition, except for ordinary wear and tear or obsolescence;

                           (d)      The books, records and accounts of Trans-Mex
shall be maintained in the ordinary course of business on a basis consistent with prior practices and in accordance with GAAP and Mexican fiscal policy.

                           (e)      Trans-Mex shall not purchase, redeem or
otherwise acquire or retire for value any shares of its capital stock;

                           (f)      Except as contemplated under this Agreement,
Trans-Mex shall not issue new shares of its capital stock;

                           (g)      Trans-Mex shall not pay any bonuses nor make
any loans to Shareholders, the Husbands, their Affiliates or its employees; and

                           (h)      The Shareholders and Trans-Mex shall not
take, or agree to take, any action which would make any representation or warranty contained herein, untrue, incorrect or misleading in any material respect as of the date when made or at any time through the Closing; and

                  7.2 COMPENSATION. No increase in the compensation or rate of compensation or commissions payable or to become payable with respect to any other employee of Trans-Mex shall be granted except in accordance with existing policy and only if previously discussed with Swift.

                  7.3 LIABILITIES. Trans-Mex shall pay all of its Liabilities prior to the Closing or such Liabilities shall be assumed by the Shareholders or an Affiliate of Trans-Mex, the Shareholders or the Husbands.

         8. CONDITIONS TO OBLIGATIONS OF PURCHASER. All obligations of Swift hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Swift, provided that no such waiver shall be effective unless it is set forth in a writing executed by Swift;

                  8.1 REPRESENTATIONS AND WARRANTIES. Subject to the information set forth in the Disclosure Memorandum and the Supplement, the representations and warranties contained in Article 5 shall be true and correct as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct at and as of such time and Trans-Mex and Shareholders shall be obligated to deliver to Swift a certification at Closing to this effect.

                  8.2 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Shareholders and Trans-Mex each (i) shall have performed and complied with all agreements and conditions required hereby to be performed or complied with by them prior to or on the date of the Closing and (ii) shall comply with those agreement and conditions required of them subsequent to Closing.

                  8.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition, results of operations, business or assets of Trans-Mex since the date of this Agreement at the time of the Closing.

                  8.4 NO INCONSISTENT REQUIREMENTS. No Action shall have been instituted by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on Trans-Mex.

                  8.5 DELIVERY OF NEW SHARES. The New Shares shall be delivered to Swift at the Closing and shall be properly recorded in the Stock Ledger of Trans-Mex, as shall the transfer of the Remaining Stock, when so transferred.

         9. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND TRANS-MEX. All obligations of the Shareholders and Trans-Mex hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, or thereafter, as applicable, any or all of which conditions may be waived in whole or in part by the Shareholders, provided that no such waiver shall be effective unless it is set forth in a writing executed by Shareholders or Trans-Mex:

                  9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 6 hereof shall be true and correct on and as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct at and as of such time.

                  9.2      COMPLIANCE WITH AGREEMENTS AND CONDITIONS.

                           (a)      Swift shall have performed and complied with
all agreements and conditions required hereby to be performed or complied with by Swift prior to or on the date of the Closing, including, but not limited to, the payment for the New Shares; and

                           (b)      Swift and/or Parent shall perform and comply
with all agreements and conditions required hereby to be performed or complied with by them subsequent to the Closing, including, but not limited to, the issuance of the Swift Stock for the Remaining Stock as and when contemplated under this Agreement.

                  9.3 DELIVERY OF SHARES. The Swift Stock required to be issued to Shareholders pursuant to the terms of this Agreement shall be delivered to Shareholders at the time as required herein and shall be properly recorded in the stock ledger of Parent when so transferred.

         10.      INDEMNITIES

                  10.1 INDEMNIFICATION BY THE SHAREHOLDER. In accordance with and subject to the provisions of this Article 10, Shareholders and their Husbands agree to indemnify, defend and hold Swift and Trans-Mex harmless from and against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Indemnified Losses"), suffered or incurred by Swift or Trans-Mex by reason of, or arising out of the breach by Shareholders (or Trans-Mex) of any representation, warranty or covenant contained in this Agreement, the Disclosure Memorandum or any schedule, Exhibit, certificate, instrument, agreement or other writing delivered by or on behalf of Shareholders or Trans-Mex pursuant to this Agreement; the breach of any covenant or agreement of Shareholders or Trans-Mex contained in this Agreement by Shareholders or Trans-Mex; or as a result of any claim or liability the facts which give rise to same arose prior to the Closing.

                  10.2 INDEMNIFICATION BY SWIFT. In accordance with and subject to the provisions of this Article 10, Swift and Parent shall indemnify and hold the Shareholders harmless from and against and in any respect of any and all Indemnified Losses (as defined in Section 10.1 above) suffered or incurred by the Shareholders by reason of, or arising out of the breach by Swift of any representation, warranty or covenant contained in this Agreement.

                  10.3 AFTER SECOND TRIGGERING EVENT. Once Swift has acquired all of the Remaining Stock, it shall use its reasonable best efforts to seek a release of the Husbands and Shareholders from any contingent liabilities with respect to Trans-Mex, including, but not limited to, loans from Swift or any third party which extends credit to Trans-Mex. Swift further agrees to indemnify, defend and hold the Husbands and Shareholders harmless from all such liabilities.

                  11. TERMINATION. This Agreement may be terminated by either party if the conditions to Closing contained in Articles 8 and 9 shall not have been satisfied or waived in writing on or before the Closing Date; provided, however, a party shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such other party to breach or be unable to comply with or perform the conditions to Closing contained in Articles 8 or 9 as applicable.

         12.      MISCELLANEOUS.

                  12.1 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below with copies to the Persons set forth below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 12.1 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein. The initial addressed and facsimile numbers, for the parties to receive notice under this Agreement are as follows:

         To Swift:                            Swift Transportation Corporation
                                              Attn: Jerry Moyes
                                              2200 South 75th Avenue
                                              Phoenix,Arizona 85043
                                              Facsimile No. 623-907-7503

         With a copy to;              Gerald F. Ehrlich, Esq.
                                              Lane & Ehrlich, Ltd.
                                              4001 North Third Street, Suite 400
                                              Phoenix, Arizona 85012
                                              Facsimile No. 602-264-5006

         To Trans-Mex:                        Trans-Mex Inc., S.A de C.V
                                              1447 W.La Qunta Rd.
                                              Nogales, Arizona 85621

                                              Facsimile No. 520-761-1382

         With a copy to:              Donald E. Gabriel, Esq.
                                              441 W.Crawford St
                                              Negates, Arizona 85621
                                              Facsimile No. 520-287-7289

         To Shareholders and Husbands:        Esteban and Magda Varela
                                              Jose and Lourdes Varela
                                              2951 N.Cinco Millas Rd.

                                              Nogales, Arizona S5621

         With a copy to:              Donald E. Gabriel, Esq.
                                              441 W. Crawford St.
                                              Nogales, Arizona 85621
                                              Facsimile No. 520-287-7289

                  12.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  12.3 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Arizona. The parties hereto agree that the Superior Court of Arizona in and for the County of Maricopa, or if applicable, the United States District Court for the District of Arizona, sitting in Phoenix, Arizona, shall have exclusive jurisdiction over any dispute which arises under this Agreement.

                  12.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither Trans-Mex nor Shareholders may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent by or Swift may assign its rights and obligations hereunder to any subsidiary or affiliate of Swift. Provided, however, that (i) notwithstanding the foregoing, or any possible implication therefrom, Shareholders may assign the right to receive transfer of Swift's Parent's stock to any Person at their sole option and discretion and
(ii) notwithstanding any assignment of its rights and obligations by Swift, Swift and its Parent shall remain, jointly and severally, liable for the performance of all Swift's obligations and undertakings herein.

                  12.5 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision, which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

                  12.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

                  12.7 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

                  12.8 NUMBER AND GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

                  12.9 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

                  12.10 JOINT AND SEVERAL LIABILITY. The Shareholders and their Husbands shall be jointly and severally liable for the covenants, warranties and obligations made and undertaken by them and Trans-Mex in this Agreement. Swift and its Parent shall be jointly and severally liable for the covenants, warranties and obligations made and undertaken by them in this agreement.

                  12.11 ADDITIONAL DOCUMENTS AND ACTIONS. The parties shall execute, acknowledge, and deliver to the appropriate party any and all further documents and take such actions which are necessary, required or desirable in order to fully effectuate the terms and conditions of this Agreement prior to, at and subsequent to, where applicable, Closing.

                  12.12 CORPORATE RESOLUTIONS. Trans-Mex, Swift and Parent shall duly execute and deliver prior to the Closing their corporate resolutions, in form an substance acceptable to the other parties' counsel, authorizing said corporations execution and performance of this Agreement.

                  12.13 SURVIVAL OF TERMS. The terms and conditions hereof which are to be performed subsequent to the Closing, shall survive Closing.

                  12.14 CURRENCY. All references herein to monetary amounts or Dollars refer to Dollars of the United States of American unless specifically stated. All references to Pesos shall refer to Mexican Pesos unless specifically stated.

                  12.15 REMEDIES. In the event of a default by either party hereunder, the non-defaulting party shall have any remedy available to it at law or equity.

         13. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below:

         "ACTION" shall mean any action, suit, litigation, counterclaim whether at Law, in equity, or in arbitration, or any administrative proceeding (including, but not limited to, any Tax audit), by, before or conducted by any Government.

         "AFD" shall mean the Administrative Facilities Deduction presently in the amount of ten percent (10%) of gross revenues granted by the Mexican fiscal authority to, and for the benefit of, transportation companies.

         "AFFILIATE" of any Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with the former Person.

         "BUSINESS" means the business of Trans-Mex, as described in the recitals.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the State of Arizona are required or authorized to be closed.

         "CLOSING" shall have the meaning set forth in Section 3.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONTROL" means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         "DISCLOSURE MEMORANDUM" shall have the meaning set forth in the preamble to Article 5.

         "ENVIRONMENTAL LAWS" shall mean all U.S. or Mexican federal, national, state, provincial, municipal, and local Laws, statutes, ordinances, rules, regulations regulating the emissions discharge, release or threatened release of Hazardous Materials into the environment which are applicable to Business.

         "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws.

         "FORUM" shall mean any federal, state, local, or municipal court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Paragraph
5.7.

         "GAAP" shall mean generally accepted accounting principles, consistently applied. While the books and records of Trans-Mex are maintained in accordance with GAAP, certain records are prepared and maintained in accordance with Mexican fiscal policy.

         "GOVERNMENT" shall mean any federal, state, local, municipal government, or any department, commission, board, bureau, or agency, thereof of the United States of America or the Republic of Mexico.

         "HAZARDOUS MATERIAL" shall mean any substance or material designated as hazardous or toxic under any applicable Environmental Law.

         "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "article," "paragraph," "schedule," "Exhibit" and like references are to this Agreement unless otherwise specified.

         "HUSBANDS" shall have the meaning set forth in the Preamble.

         "INDEMNIFIED LOSSES" shall have the meaning set forth in Paragraph
10.1.

         "LAW" shall mean all applicable U.S. or Mexican federal, state, local and municipal statutes, rules, regulations, and ordinances, including, but not limited to, the Foreign Investment Law which shall have the meaning set forth in Paragraph 2.2.

         "LIABILITY" shall mean any liability or obligation asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

         "LIEN" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the lien notice records.

         "MULTIPLE" shall have the meaning set forth in Paragraph 2.2.

         "NEW SHARES" shall have the meaning set forth in Paragraph 5.2(a).

         "OPERATING LOAN" shall have the meaning set forth in Paragraph 4.6.

         "ORDERS" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

         "PARENT" shall mean Swift Transportation Co., Inc., a Nevada corporation, which is a publicly held holding company traded on the NASDAQ.

         "PERSON" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

         "PRIME RATE" shall have the meaning set forth in Paragraph 4.6.

         "REMAINING STOCK" shall have the meaning set forth in Paragraph 2.1.

         "SHAREHOLDERS" shall have the meaning set forth in the Preamble.

         "SOLID WASTE" shall mean any garbage, refuse, and other discarded material of Trans-Mex.

         "SWIFT STOCK" shall mean the publicly traded common stock of Parent traded on the NASDAQ under the symbol SWFT.

         "TAX" OR "TAXES" shall mean any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature relating to any period ending on or prior to the Closing Date, or prorated if the Closing Date falls within any relevant tax period, whether imposed or assessed prior to or subsequent to the Closing Date, including without limitation, income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, imposed, assessed or levied by any Government or by any department, agency or other political subdivision or taxing authority thereof, against the Company, and any interest, penalties or additions to the foregoing.

         "TRAILING TWELVE MONTHS EARNINGS PER SHARE" shall have the meaning set forth in Section 2.2.

         DATED as of the date first above written.

SWIFT:                                    TRANS-MEX:

SWIFT TRANSPORTATION                      TRANS-MEX, INC. S.A. de C.V.
CORPORATION

By: William F. Riley, III                 By: Esteban Varela-Walsh
    --------------------------------          --------------------------------
    Its: Senior Executive                     Its: General Administrator
         Vice President

Approved, ratified and confirmed by
Swift's Parent:

SWIFT TRANSPORTATION CO. INC.


By: William F. Riley, III
    --------------------------------
    Its: Senior Executive
         Vice President

                                          SHAREHOLDERS:

                                          /s/ Lourdes Varela
                                          --------------------------------
                                          Lourdes Varela

                                          /s/ Magda Varela
                                          --------------------------------
                                          Magda Varela

                                          HUSBANDS:

                                          /s/ Jose Varela Walsh
                                          --------------------------------
                                          Jose Varela Walsh

                                          /s/ Esteban Varela Walsh
                                          --------------------------------
                                          Esteban Varela Walsh

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         RECITALS

         A. SWIFT TRANSPORTATION CORPORATION, a Nevada corporation ("Swift"), TRANS-MEX, INC. S. A. de C. V., a corporation incorporated under the laws of the Republic of Mexico ("Trans-Mex"), the stockholders of TRANS-MEX, LOURDES VARELA ("Lourdes") and MAGDA VARELA ("Magda") (with Lourdes and Magda sometimes hereinafter collectively referred to as the "Individual Shareholders"), as well as the husbands of the Individual Shareholders, JOSE VARELA WALSH ("Jose") and ESTEBAN VARELA WALSH ("Esteban"), (with Jose and Esteban sometimes hereinafter collectively referred to as "Husbands") previously entered into that certain Stock Purchase Agreement dated February 10, 2000 (the "Stock Purchase Agreement") whereby Swift initially acquired a 49% ownership interest in Trans-Mex with the right and obligation to acquire the remaining 51% stock ownership interest in Trans-Mex held by the Individual Shareholders (the "Remaining Shares"), subject to its ability to do so under applicable Mexican law.

         B. Mexican law has now changed so as to permit Swift to acquire the Remaining Shares in Trans-Mex and Swift wishes to acquire the Remaining Shares from the Individual Shareholders.

         C. Swift wishes to assign its right to acquire one of the Remaining Shares to one of its affiliates, Sparks Financial, Inc., a Nevada corporation (the "Swift Affiliate") such that Swift shall, after acquisition of the Remaining Shares, own all of the Remaining Shares except the one share which shall be owned by the Swift Affiliate.

         E. By this Amendment, the parties wish to revise the formula contained in Section 2.2 of the Stock Purchase Agreement. To that effect, the parties wish to amend and fully restate Section 2.2 of the Stock Purchase Agreement and provide for the closing for the acquisition of the Remaining Shares from the Individual Shareholders and the Husbands.

         F. By this Amendment, the parties also wish to make certain other changes to the Stock Purchase Agreement.

         NOW, THEREFORE, for and in consideration of the above recitals and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree to amend the Stock Purchase Agreement by this Amendment as follows:

         AGREEMENTS.

         1. Transfer of Remaining Shares. All of the Remaining Shares of Trans-Mex shall be conveyed by the Individual Shareholders to Swift, except for one of the Remaining Shares which the Individual Shareholders shall transfer to the Swift Affiliate.

         2. Section 2.2 of the Stock Purchase Agreement shall be amended in its entirety to read as follows:

                  "2.2     SUBSEQUENT STOCK ACQUISITION.

                           (a) The Individual Shareholders and the Husbands represent that no additional stock or other ownership in Trans-Mex (including, but not limited to, common or preferred stock, options, securities which are convertible into share capital, have been issued by Trans-Mex to any Person (as defined in the Stock Purchase Agreement), other than Swift, subsequent to February 10, 2000 and that the Individual Shareholders currently own 51% of the issued and outstanding stock in Trans-Mex and that Swift currently owns 49% of the issued and outstanding stock in Trans-Mex.

                           (b) Swift (and the Swift Affiliate) shall acquire all of the Remaining Shares owned by the Individual Shareholders for a purchase price (the "Remaining Shares Purchase Price") determined as follows. The consideration to be paid to the Individual Shareholders for the Remaining Shares shall be based upon the "Trailing Twelve Months Earnings Per Share" of Trans-Mex as of December 31, 2003 multiplied by 10.4 (the "Multiple") all reduced by the unpaid principal of the current and long-term debt of Trans-Mex outstanding as of December 31,2003 (the "Outstanding Debt"). The term "Trailing Twelve Months Earnings Per Share" shall mean the earnings of Trans-Mex for the twelve month period ended December 31, 2003, with such earnings to be determined based upon generally accepted accounting principles ("GAAP"), and before interest, income taxes, depreciation, amortization ("EBITDA") and the Administrative Facilities Deduction ("AFD") granted by the Mexican government for the benefit of transportation companies, all of which shall be reflected on the Audited Financial Statement (as defined in (c) below), adjusted for December 2002 and December 2003, as set forth in (c) below.

                           (c) The parties have reviewed and agreed upon audited financial statements of Trans-Mex prepared by KPMG for the 12 month period ended November 30, 2003 (the "Audited Financial Statement"). Utilizing the same accounting methods as employed to prepare the Audited Financial Statement, Trans-Mex has internally prepared financial statements for the calendar months of December, 2002 and December, 2003, which financial statements have been reviewed and approved by Swift. The earnings reflected on the December, 2002 internally prepared financial statement shall be subtracted from the earnings reflected on the Audited Financial Statement and the earnings reflected on the internally prepared financial statement for December, 2003 shall be added to the earnings reflected on the Audited Financial Statement, which shall yield the "Initial Figure." The Initial Figure shall be reduced by the Outstanding Debt which shall yield the "Modified Figure". The Modified Figure shall be divided by the total number of issued and outstanding shares of Trans-Mex as of December 31,2003 in order to yield the "Consideration Per Share". The Consideration Per Share shall then be multiplied by the number of Remaining Shares in order to obtain the Remaining

         Shares Purchase Price. The Remaining Shares Purchase Price, if expressed in Mexican pesos, shall then be converted to U.S. Dollars in accordance with the official exchange rate published by the "Banco de Mexico" as of December 31,2003. The parties hereby agree that the Remaining Shares Purchase Price shall equal US $31,162,107, notwithstanding the foregoing, or any interpretation or implication therefrom. The calculation of the Remaining Shares Purchase Price is reflected on Exhibit "A" attached hereto.

                           (d) The transaction shall close on the Remaining Shares Closing Date (as defined below). On the Remaining Shares Closing Date, the Individual Shareholders shall take all such steps as are requested by Swift or its attorney, Carlos Sesma, to effect the valid and legal transfer of the Remaining Shares to Swift and the Swift Affiliate under applicable Mexican law. Of the Remaining Shares Purchase Price US $11,000,000 shall be paid to the Individual Shareholders by certified or wire transfer of funds by Swift on the Remaining Shares Closing Date (the "Cash Consideration"). The balance of the Remaining Shares Purchase Price ("the Stock Consideration") shall be paid to the Individual Shareholders on the Remaining Shares Closing Date in the form of stock issued to the Individual Shareholders by Swift's publicly traded Parent (as defined in the Stock Purchase Agreement) which trades under the symbol SWFT on the NASDAQ (the "Swift Stock"). The value of the Swift Stock to be exchanged for the balance of the Remaining Shares Purchase Price on the Remaining Shares Closing Date shall be determined by taking the average closing price of Swift Stock for the five (5) business days immediately preceding the day of the Remaining Shares Closing Date, as such closing prices are reported in the Wall Street Journal (the "Average Share Price"). The number of shares of Swift Stock to be issued as the Stock Consideration shall be determined to the closest dollar value of a single share of said stock. The parties hereby agree that the Average Share Price of the Swift Stock to be utilized shall be $21.40 and the Stock Consideration to be issued to the Individual Shareholders shall be 942,155 shares of Swift Stock. The Swift Stock to be issued to the Individual Shareholders shall be unrestricted, registered voting Common stock, and if Swift does not have any registered voting common stock available at the time of the Remaining Shares Closing Date, it shall cause such stock to be registered with the Securities and Exchange Commission (or pursuant to any applicable state Blue Sky law) as may be required under applicable federal or state securities laws. Swift shall cause such registration to occur, at its sole cost and expense within ninety (90) days after the Remaining Shares Closing Date, or at such time as Swift engages in its next registration of stock, if earlier. If registration of the Swift Stock to be exchanged is not required, Swift shall provide an opinion from its securities counsel that the Swift Stock is fully registered and marketable at the time such shares are delivered to the Individual Shareholders. If registration is required, once registration has been effected pursuant to this Section 2.2(d), Swift shall provide an opinion from its securities counsel that the Swift Stock is fully registered and marketable. Upon transfer of Individual Shareholders' Remaining Shares to Swift, Swift and its Parent's obligation to transfer 942,155 shares of registered, unrestricted, fully marketable Swift's Stock, as provided for herein, to Individual Shareholders shall be absolute, unconditional and irrevocable for any reason, whether at law or in equity. Individual Shareholders shall be indemnified by and/or receive contribution from Swift and its Parent with respect to any issues relating to the registration of Swift Stock, Individual Shareholders shall be kept informed with respect to the registration process.

                           (e) Notwithstanding the provisions of Section 2,2(d) above, the Individual Shareholders acknowledge that depending upon the positions of the Husbands with Swift and/or Trans-Mex at the time, the Swift Stock issued to the Individual Shareholders, if traded, may be subject to certain volume limitations in accordance with applicable federal securities laws."

         3. Section 3 of the Agreement shall be revised to read as follows:

                  "3.      CLOSING. The consummation of the initial acquisition
         of Trans-Mex Stock occurred on February 10, 2000. The subsequent acquisition by Swift of the Remaining Shares shall be January 9, 2004 (the "Remaining Shares Closing Date") unless the parties mutually agree to a later date,

         4. Effective upon the Remaining Shares Closing Date, the Individual Shareholders and/or Husbands shall submit their resignations as officers and Directors of Trans-Mex, if applicable.

         5. Effective upon the Remaining Shares Closing Date, Sections 4.4,4.5 and 4.6 of the Stock Purchase Agreement shall be revoked in their entirety and shall have no further effect.

         6. The Husbands acknowledge that they have received compensation from Trans-Mex as independent contractors, and, as such, the Husbands are due no additional compensation either under applicable United States or Mexican law for any services which they have rendered to Trans-Mex through the Remaining Shares Closing Date and the Husbands release Trans-Mex from any obligation which Trans-Mex may have under applicable law with respect to any other statutorily mandated benefits including, but not limited to, retirement, social security, health, etc. to which they might otherwise be entitled if they were considered employees of Trans-Mex. Furthermore, the Husbands represent to Swift that they have reported all compensation which they have received from Trans-Mex on any income tax return that the Husbands have been required to file in either the United States or Mexico. The Husbands and the Individual Shareholders agree to jointly and severally indemnify, defend and hold Swift and Trans-Mex harmless from any payroll tax liability or other assessment or liability which may be assessed or imposed by either the United States or Mexico (or any agency thereof) relating to the compensation paid by Trans-Mex to the Husbands as independent contractors and the failure of Trans-Mex to report such income to any applicable agency of the United States or Mexico or to withhold any taxes therefrom or pay any payroll or other taxes with respect thereto.

         7. The Individual Shareholders and the Husbands agree to indemnify, defend and hold Swift and/or Trans-Mex harmless from any liability or claims asserted against Swift or Trans-Mex by the United States or Mexico as a result of the payment of the Cash Consideration or the Stock Consideration to the Individual Shareholders and Swift's agreement not to withhold any taxes from either the Cash Consideration or the Stock Consideration. The Individual Shareholders and the Husbands represent and warrant to Swift that no such tax withholding is required under either applicable U.S, or Mexican law.

         8. The representations and warranties by the Shareholders, Trans-Mex and Swift contained in Sections 5 and 6 of the Stock Purchase Agreement, as applicable are hereby restated in their entirety as of the Remaining Shares Closing Date and the representations and warranties of the Individual Shareholders and Swift are also hereby adopted and made by the Husbands and Swift's Parent, respectively.

         10. Except as modified above, the provisions of the Stock Purchase Agreement shall remain in fall force and effect. To the extent that any terms and conditions of this Amendment conflicts with the terms and conditions of the Stock Purchase Agreement, the terms and conditions of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 9 day of January, 2004.

SWIFT:                                    TRANS-MEX:

SWIFT TRANSPORTATION                      TRANS-MEX, INC. S.A. de C.V.
 CORPORATION

By: /s/ William F. Riley, III             By: /s/ Esteban Varela-Walsh
    ----------------------------             --------------------------
    Its: Senior Executive                    Its: President
         Vice President

Approved, ratified and confirmed by Swift's
Parent:

SWIFT TRANSPORTATION CO., INC,

By:  /s/ William F. Riley, III
    ----------------------------
   Its: Senior Executive                   INDIVIDUAL SHAREHOLDERS:
        Vice President
                                           /s/ LOURDES VARELA
                                           ----------------------------
                                           Lourdes Varela

                                           /s/ MAGDA VARELA
                                           ----------------------------
                                           Magda Varela

                                           HUSBANDS:

                                           /s/ JOSE VARELA WALSH
                                           ----------------------------
                                           Jose Varela Walsh

                                           /s/ ESTEBAN VARELA WALSH
                                           ----------------------------
                                           Esteban Varela Walsh